Exhibit 5.1
April 5, 2023
Corebridge Financial, Inc.
2919 Allen Parkway, Woodson Tower
Houston, Texas 77019
Registration Statement on Form S-4
of Corebridge Financial, Inc.
Ladies and Gentlemen:
We have acted as special New York counsel to Corebridge Financial, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 filed with the Commission on April 5, 2023 (the “Registration Statement”) relating to the proposed offering by the Company of (i) $1,000,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2025 (the “New 3.500% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 3.500% Senior Notes due 2025 (the “Old 3.500% Senior Notes”), (ii) $1,250,000,000 aggregate principal amount of the Company’s 3.650% Senior Notes due 2027 (the “New 3.650% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 3.650% Senior Notes due 2027 (the “Old 3.650% Senior Notes”), (iii) $1,000,000,000 aggregate principal amount of the Company’s 3.850% Senior Notes due 2029 (the “New 3.850% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 3.850% Senior Notes due 2029 (the “Old 3.850% Senior Notes”), (iv) $1,500,000,000 aggregate principal amount of the Company’s 3.900% Senior Notes due 2032 (the “New 3.900% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 3.900% Senior Notes due 2032 (the “Old 3.900% Senior Notes”), (v) $500,000,000 aggregate principal amount of the Company’s 4.350% Senior Notes due 2042 (the “New 4.350% Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 4.350% Senior Notes due 2042 (the “Old 4.350% Senior Notes”), (vi) $1,250,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2052 (the “New 4.400% Senior Notes” and, together with the New 3.500% Senior Notes, New 3.650% Senior Notes, New 3.850% Senior Notes, New 3.900% Senior Notes and New 4.350% Senior Notes, the “New Senior Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 4.400% Senior Notes due 2052 (the “Old 4.400% Senior Notes” and, together with the Old 3.500% Senior Notes, Old 3.650% Senior Notes, Old 3.850% Senior Notes, Old 3.900% Senior Notes and Old 4.350% Senior Notes, the “Old Senior Notes”), and (vii) $1,000,000,000 aggregate principal amount of the Company’s 6.875% Fixed-to-Fixed Reset Rate Junior

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Subordinated Notes due 2052 (the “New Hybrid Notes” and, together with the New Senior Notes, the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Company’s outstanding 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052 (the “Old Hybrid Notes” and, together with the Old Senior Notes, the “Old Notes”).
The New Senior Notes will be issued pursuant to the Indenture, dated as of April 5, 2022 (the “Senior Notes Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 3.500% Senior Notes (the “Senior Notes First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 3.650% Senior Notes (the “Senior Notes Second Supplemental Indenture”), (iii) the Third Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 3.850% Senior Notes (the “Senior Notes Third Supplemental Indenture”), (iv) the Fourth Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 3.900% Senior Notes (the “Senior Notes Fourth Supplemental Indenture”), (v) the Fifth Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 4.350% Senior Notes (the “Senior Notes Fifth Supplemental Indenture”) and (vi) the Sixth Supplemental Indenture, dated as of April 5, 2022, between the Company and the Trustee, providing for the New 4.400% Senior Notes (the “Senior Notes Sixth Supplemental Indenture”; the Base Indenture, as supplemented by the Senior Notes First Supplemental Indenture, the Senior Notes Second Supplemental Indenture, the Senior Notes Third Supplemental Indenture, the Senior Notes Fourth Supplemental Indenture, the Senior Notes Fifth Supplemental Indenture and the Senior Notes Sixth Supplemental Indenture, being referred to herein as the “Senior Notes Indenture”).
The New Hybrid Notes are to be issued pursuant to the Subordinated Indenture, dated as of August 23, 2022 (the “Hybrid Notes Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of August 23, 2022, between the Company and the Trustee, providing for the New Hybrid Notes (the “Hybrid Notes First Supplemental Indenture”; the Hybrid Notes Base Indenture, as supplemented by the Hybrid Notes First Supplemental Indenture, being referred to herein as the “Hybrid Notes Indenture”). The Senior Notes Indenture and the Hybrid Notes Indenture are together, the “Indentures”.
In rendering the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed necessary or appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and other persons delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents

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that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under each Indenture, (vi) the due authorization, execution and delivery of each Indenture by the Trustee, (vii) the enforceability of each Indenture against the Trustee, and (viii) the due authentication of the New Notes on behalf of the Trustee in the manner provided in each Indenture.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Company and authentication of the New Notes on behalf of the Trustee in accordance with the applicable Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, the New Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.
The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, each as currently in effect, and we do not express any opinion herein concerning any other laws.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Notes” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP